UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 31, 2011, MAP Pharmaceuticals, Inc. (Nasdaq: MAPP) (“MAP” or the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) describing the Collaboration Agreement (the “Collaboration Agreement”) and Co-Promotion Agreement (the “Co-Promotion Agreement,” and together with the Collaboration Agreement, the “Agreements”) with Allergan, Inc., Allergan USA, Inc. and Allergan Sales, LLC (collectively, “Allergan”). Pursuant to the terms of the Agreements, the Company granted Allergan a co-exclusive license to market and promote LEVADEX™, the Company’s proprietary novel migraine therapy for delivery by inhalation, to neurologists and pain specialists in the United States in collaboration with the Company. The Company is filing this Form 8-K/A to amend the Original 8-K by attaching the Agreements as exhibits to the Original 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Collaboration Agreement by and among Map Pharmaceuticals, Inc., Allergan Sales, LLC, Allergan USA, Inc. and Allergan, Inc., dated January 28, 2011.

10.2*	Co-Promotion Agreement (this “Agreement”) by and between MAP Pharmaceuticals, Inc., Allergan USA, Inc., dated January 28, 2011.

*	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2011	MAP PHARMACEUTICALS, INC.

	By:	/s/ Charlene A. Friedman
	Name:	Charlene A. Friedman
	Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JANUARY 31, 2011

Exhibit No.	Description

10.1*	Collaboration Agreement by and among Map Pharmaceuticals, Inc., Allergan Sales, LLC, Allergan USA, Inc. and Allergan, Inc., dated January 28, 2011.

10.2*	Co-Promotion Agreement (this “Agreement”) by and between MAP Pharmaceuticals, Inc., Allergan USA, Inc., dated January 28, 2011.

*	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.